                                                                   EXHIBIT 3.111

                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                      INFRAREDVISION TECHNOLOGY CORPORATION
                      -------------------------------------

         The undersigned Incorporator hereby executes and acknowledges the following Articles of Incorporation for the purpose of forming a corporation under the General Corporation Law of the State of California:

         FIRST:   The name of the Corporation shall be: InfraredVision
Technology Corporation.

         SECOND:  The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General
Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the
California Corporations Code.

         THIRD:  The name and address in this state of the Corporation's initial agent for service of process in accordance with subdivision (b) of Section 1502 of the General Corporation Law is Joseph D. Abkin, 222 East Carrillo Street,
Fourth Floor, Santa Barbara, California, 93101.

         FOURTH:

            (a)  The Corporation is authorized to issue two classes of shares of stock designated respectively as "Common Stock" and "Preferred Stock," and referred to herein as "Common Stock" and "Preferred Stock," respectively. Ten
Million (10,000,000) shares of Common Stock may be issued and Ten Million
(10,000,000) shares of Preferred Stock may be issued.

            (b)  The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding)
the number of shares of any series subsequent to the issue of shares of that series.

         FIFTH:  The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. The Corporation may, by bylaw, agreement or otherwise, indemnify its agents
(as that term is defined in Section 317 of the California Corporations Code) in
excess of that expressly permitted by such Section 317, for

breach of duty to the Corporation and its shareholders, to the fullest extent permissible under California law; provided, however, that such indemnification shall not extend to any acts or omissions or transactions from which a director may not be relieved of liability as set forth in the exception to Section
204(a)(10) of the California Corporations Code or as to circumstances in which indemnity is expressly prohibited by Section 317 of the California Corporations
Code. No amendment, termination or repeal of this article or relevant provisions of the California Corporations Code or any other applicable laws shall affect or diminish in any way the rights of any agent (as that term is defined in Section
317 of the California Corporations Code) to indemnification under the provisions hereof in connection with any action or proceeding arising out of or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal. If the California Corporations Code or any other applicable law is amended after approval by the shareholders of this article to expand further the indemnification permitted to directors or officers of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permissible under the California Corporations Code or other applicable law, as so amended.

         IN WITNESS WHEREOF, the undersigned Incorporator has executed the foregoing Articles of Incorporation on February 16, 2000.

                                /s/ Joseph D. Abkin
                                ------------------------------------------------
                                Joseph D. Abkin, Incorporator

         The undersigned declares that he is the person who executed the foregoing Articles of Incorporation and that such instrument is the act and deed of the undersigned.

                                /s/ Joseph D. Abkin
                                ------------------------------------------------
                                Joseph D. Abkin

                                        2

                            CERTIFICATE OF AMENDMENT
                            ------------------------

                                       TO
                                       --

                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                      INFRAREDVISION TECHNOLOGY CORPORATION
                      -------------------------------------

         SHON PAUL GERDAN and JOSEPH D. ABKIN, certify:

         1.    That they are the Vice President and Assistant Secretary,
respectively, of INFRAREDVISION TECHNOLOGY CORPORATION, a California
corporation.

         2.    Article FOURTH of the Articles of Incorporation of the
corporation is amended to read as follows:

               "FOURTH

               (a)  The Corporation is authorized to issue two classes of shares of stock designated respectively as "Common Stock" and "Preferred
               Stock," and referred to herein as "Common Stock" and "Preferred
               Stock," respectively. Fifty Million (50,000,000) shares of Common
               Stock may be issued and Ten Million (10,000,000) shares of
               Preferred Stock may be issued. Upon amendment of this Article to read as herein set forth, each outstanding share of Common Stock is split up and converted into ten (10) shares of Common Stock.

               (b)  The Preferred Stock may be divided into such number of series as the Board of Directors may determine. The Board of
               Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of
               Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series."

         3.    The foregoing Amendment to Articles of Incorporation has been duly approved by the Board of Directors.

         4.    The foregoing Amendment to Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section
903 of the California Corporations Code. The total number of outstanding shares of Common Stock of the corporation is 822,240. The total number of outstanding shares of Series A Preferred Stock is 288,760. The

number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%) of the outstanding Common Stock voting as a class and more than fifty percent (50%) of the outstanding Common Stock and the outstanding Series A Preferred Stock voting together.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

         Date:  January 8, 2002

/s/ Shon Paul Gerdan                    /s/ Joseph D. Abkin
--------------------------------------- ---------------------------------------
Shon Paul Gerdan, Vice President        Joseph D. Abkin, Assistant Secretary

                                       2

                            CERTIFICATE OF AMENDMENT
                            ------------------------

                                       TO
                                       --

                            ARTICLES OF INCORPORATION
                            -------------------------

                                       OF
                                       --

                      INFRAREDVISION TECHNOLOGY CORPORATION
                      -------------------------------------

         SHON PAUL GERDAN and JOSEPH D. ABKIN, certify:

         1.    That they are the President and Assistant Secretary,
respectively, of INFRAREDVISION TECHNOLOGY CORPORATION, a California
corporation.

         2.    Article FOURTH of the Articles of Incorporation of the
corporation is amended to read as follows:

               "FOURTH

               (a)   The Corporation is authorized to issue three (3) classes of stock, designated respectively as "Common Stock," "Class B Common
               Stock," and "Preferred Stock." The Common Stock is referred to herein as the "Common Stock." The Class B Common Stock is
               referred to herein as the "Class B Common Stock." The Preferred
               Stock is referred to herein as the "Preferred Stock." Fifty
               Million (50,000,000) shares of Common Stock may be issued. Fifty
               Million (50,000,000) shares of Class B Common Stock may be issued. Ten Million (10,000,000) shares of Preferred Stock may be issued. The rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the Class B
               Common Stock shall be identical, except that the Common Stock shall have voting rights and, except as required by law, the
               Class B Common Stock shall not have voting rights.

               (b)   The Preferred Stock may be divided into such number of
               series as the Board of Directors may determine. The Board of
               Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock. The Board of
               Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series."

         3.    The foregoing Amendment to Articles of Incorporation has been duly approved by the Board of Directors.

         4.    The foregoing Amendment to Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section
902 of the California Corporations Code. The total number of outstanding shares of Common Stock of the corporation is 8,504,318. The total number of outstanding shares of Series A Preferred Stock is 288,760. The total number of outstanding shares of Series B Preferred Stock is 137,500. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%) of the outstanding Common Stock, the outstanding Series A Preferred Stock, and the outstanding Series B Preferred
Stock, voting together.

         We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of our own knowledge.

         Date:  April 18, 2003

/s/ Shon Paul Gerdan                       /s/ Joseph D. Abkin
---------------------------------------    ------------------------------------
Shon Paul Gerdan, Vice President           Joseph D. Abkin, Assistant Secretary

                              CERTIFICATE OF MERGER
                                     MERGING
                         ITC MERGER CORP. WITH AND INTO
                      INFRAREDVISION TECHNOLOGY CORPORATION

         PURSUANT TO SECTION 252 OF THE DELAWARE GENERAL CORPORATION LAW
         ---------------------------------------------------------------

            InfraredVision Technology Corporation ("ITC") DOES HEREBY CERTIFY AS
FOLLOWS:

            FIRST: That ITC Merger Corp. ("IMC") was incorporated on February 2,
2005 pursuant to the Delaware General Corporation Law and that InfraredVision
Technology Corporation ("ITC") was incorporated on February 16, 2000 pursuant to the California Corporations Code.

            SECOND: That a Merger Agreement (the "Merger Agreement") dated as of
March 28, 2005 among L-3 Communications Corporation, IMC, ITC and the other parties thereto, setting forth the terms and conditions of the merger of IMC with and into ITC (the "Merger"), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 252 of the Delaware General Corporation Law.

            THIRD: That the name of the surviving corporation (the "Surviving
Corporation") is InfraredVision Technology Corporation. Upon consummation of the
Merger, the name of the surviving corporation shall be "L-3 Communications
InfraredVision Technology Corporation".

            FOURTH: That the certificate of incorporation of ITC shall be the certificate of incorporation of the Surviving Corporation.

            FIFTH: That an executed copy of the Merger Agreement is on file at the office of the Surviving Corporation at the following address:

                                600 Third Avenue
                               New York, NY 10016

            SIXTH: That a copy of the Merger Agreement will be furnished by the
Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

            SEVENTH: That ITC, as the Surviving Corporation, agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of IMC, as well as for enforcement of any obligation of the Surviving Corporation resulting from the merger, and hereby irrevocably appoints the Secretary of State of the State of Delaware as its
agent to accept service of process in any such proceeding. The address to which the Secretary of State of the State of Delaware shall mail a copy of such process is: c/o L-3 Communications Corporation, 600 Third Avenue, New York, NY
10016; Attention: General Counsel.

                  IN WITNESS WHEREOF, InfraredVision Technology Corporation has
caused this Certificate of Merger to be executed in its name this 30th day of
March, 2005

                                INFRAREDVISION TECHNOLOGY CORPORATION

                                By   /s/ Jerome A. Giacobazzi
                                     -------------------------------------------
                                     Name:  Jerome A. Giacobazzi
                                     Title: President

Relevant Provisions of the Agreement of Merger of ITC Merger Corp. and
InfraredVision Technology Corporation, dated March 28, 2005.

         1.2   Effects of the Merger.  From and after the Effective Time:

               (a)   the separate existence of Sub shall cease and Sub shall be merged with and into the Company, which shall be the Surviving Corporation;

               (b)   the Articles of Incorporation of the Surviving Corporation
are hereby amended as follows:

               (i)   Article "FIRST" of the Articles of Incorporation of the
         Surviving Corporation is amended to read as follows:

               "FIRST: The name of the Corporation shall be L-3 Communications
               InfraredVision Technology Corporation."

               (ii)  Article "FOURTH" of the Articles of Incorporation of the
         Surviving Corporation is amended to read as follows:

               "FOURTH: The Corporation is authorized to issue only one class of stock, and the total number of shares of stock which the
               Corporation is authorized to issue is one thousand (1,000)."